                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
[X]  Definitive Proxy Statement                      Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                                 FURON COMPANY
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  Fee not required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

          Fee paid previously with Preliminary materials
        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

[LOGO]

         29982 Ivy Glenn Drive
         Laguna Niguel, California 92677-2044

                            NOTICE OF ANNUAL MEETING
                         OF SHAREHOLDERS TO BE HELD ON

                                  JUNE 3, 1997

To the Shareholders of
Furon Company:

     The Annual Meeting of the Shareholders of Furon Company, a California corporation (the "Company"), will be held at The Center Club, 650 Town Center Drive, Costa Mesa, California, on Tuesday, June 3, 1997, at 9:00 a.m., local time, for the following purposes:

     1. To elect three directors to the Board of Directors for a term of three years. The nominees for election to the Board of Directors are named in the attached Proxy Statement.

     2. To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending January 31, 1998.

     3. To transact such other business as may come before the Annual Meeting and at any adjournment thereof.

     Shareholders of record at the close of business on April 14, 1997 will be entitled to notice of and to vote at the Annual Meeting and at any adjournment thereof.

     ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. HOWEVER, THE COMPANY URGES YOU TO ASSURE YOUR REPRESENTATION AT THE MEETING BY SIGNING AND RETURNING THE ENCLOSED PROXY IN THE POSTAGE PREPAID ENVELOPE PROVIDED AS PROMPTLY AS POSSIBLE. THE GIVING OF THE PROXY DOES NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

                                            By Order of the Board of Directors

                                                      FURON COMPANY
                                                  /s/ DONALD D. BRADLEY
                                                    Donald D. Bradley
                                              General Counsel and Secretary

April 30, 1997
Laguna Niguel, California

                                 FURON COMPANY
                         ------------------------------

                                PROXY STATEMENT

                         ------------------------------

                         ANNUAL MEETING OF SHAREHOLDERS

                                  JUNE 3, 1997

     This Proxy Statement is furnished in connection with the solicitation of the accompanying proxy by the Board of Directors of Furon Company, a California corporation (the "Company"), for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at The Center Club, 650 Town Center Drive, Costa Mesa, California, on Tuesday, June 3, 1997, at 9:00 a.m., local time. This proxy solicitation material is being mailed to shareholders on or about April 30, 1997.

                              GENERAL INFORMATION

PROXY

     All shares represented by each properly executed unrevoked proxy received in time for the Annual Meeting will be voted in the manner specified therein. Any shareholder has the power to revoke his or her proxy at any time before it is voted. A proxy may be revoked by (i) delivering a written notice of revocation to the Secretary of the Company, 29982 Ivy Glenn Drive, Laguna Niguel, California 92677-2044, (ii) a subsequent proxy executed by the person executing the prior proxy and presented to the Annual Meeting, or (iii) attending the Annual Meeting and voting in person.

SOLICITATION OF PROXIES

     The expenses of preparing and mailing the proxy materials will be paid by the Company. In addition to the solicitation of proxies by mail, proxies may be solicited by directors, officers and regular employees of the Company (who will receive no additional compensation) by telephone, by facsimile or in person. The Company has retained Beacon Hill Partners, Inc., for a fee of $3,000, to assist in the solicitation and distribution of proxies to brokerage houses and institutions. It is anticipated that banks, custodians, nominees and fiduciaries will forward proxy solicitation materials to beneficial owners of Common Stock and that such persons will be reimbursed by the Company for their expenses incurred in that regard.

RECORD DATE AND VOTING RIGHTS

     At the close of business on April 14, 1997, the record date with respect to this solicitation (the "Record Date"), the Company had outstanding 9,008,294 shares of Common Stock. Only holders of Common Stock of record at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting and at any adjournment thereof. Each share of Common Stock is entitled to one vote.

     Votes cast by proxy or in person at the Annual Meeting will be counted by an election inspector appointed for the meeting. The election inspector will treat shares represented by proxies that reflect abstentions as shares that are present and entitled to vote for purposes of determining the outcome of any matter submitted to the shareholders for a vote. Abstentions, however, do not constitute a vote "for" or "against" any matter and thus will be disregarded in the calculation of a plurality or of "votes cast."

     The election inspector will treat shares referred to as "broker non-votes" (i.e., shares held by brokers or nominees that the broker or nominee does not have discretionary power to vote on a particular matter and as to which instructions have not been received from the beneficial owners or persons entitled to vote) as shares that are present and entitled to vote for purposes of determining the presence of a quorum. However, for purposes of determining the outcome of any matter as to which the broker has physically indicated on the proxy that it does not have discretionary authority to vote, those shares will be treated as not present and not entitled to vote with respect to that matter (even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters). Any unmarked proxies, including those submitted by brokers or nominees, will be voted as indicated in the accompanying proxy card.

     In the election of directors, shares present but not voting will be disregarded (except for quorum purposes). For each share of Common Stock owned, each shareholder is entitled to one vote for each of the offices of director to be elected. The candidates receiving the highest number of votes will be elected and votes withheld will have no legal effect.

SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

     The following table sets forth certain information as of March 31, 1997 concerning the beneficial ownership of the Company's Common Stock by (i) the only persons known by the Company to own beneficially more than five percent of the outstanding shares of Common Stock, (ii) the Company's executive officers named in the Summary Compensation Table, and (iii) all current directors and executive officers of the Company as a group. Except as otherwise indicated, beneficial ownership includes both voting and dispositive or investment power.

                                                                    SHARES BENEFICIALLY OWNED
                         NAME AND ADDRESS                          ---------------------------
                       OF BENEFICIAL OWNER                             NUMBER          PERCENT
------------------------------------------------------------------ --------------      -------
PRINCIPAL SHAREHOLDERS:
  Skyline Asset Management, L.P...................................     660,100(1)         7.3
     311 South Wacker Drive
     Suite 4500
     Chicago, Illinois 60606
  T. Rowe Price Associates, Inc...................................     623,900(1)         6.9
     100 E. Pratt Street
     Baltimore, Maryland 21202
  Kalmar Investments Inc..........................................     575,900(1)         6.4
     Barley Mill House
     3701 Kennett Pike
     Greenville, Delaware 19807
NAMED EXECUTIVE OFFICERS:
  J. Michael Hagan................................................     338,267(2)         3.7
  Terrence A. Noonan..............................................     137,299(2)         1.5
  Monty A. Houdeshell.............................................      94,813(2)         1.0
GROUP:
  Current Directors and Executive Officers as a Group (12            1,039,124(2)        11.0
     persons).....................................................

---------------

(1) Based upon information provided by these registered investment advisers. Skyline Asset Management, L.P. shares voting and dispositive power over the shares shown as beneficially owned by it. T. Rowe Price Associates, Inc.'s ("Price Associates") shares are owned by various individual and institutional investors, including T. Rowe Price Small Cap Value Fund, Inc. (which owns 550,000 shares with sole voting power, representing 6.1% of the shares outstanding), for which Price Associates serves as investment adviser with sole dispositive power and, as to 29,000 shares, sole voting power. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities. Kalmar Investments Inc. has sole dispositive power and no voting power over the shares shown as beneficially owned by it.

(2) Includes for Messrs. Hagan, Noonan, Houdeshell and the group, respectively, 245,949 shares, 106,710 shares, 89,375 shares and 443,534 shares subject to stock options which are exercisable within 60 days and were granted under the Company's Stock Incentive Plans; 894 shares, 832 shares, 818 shares and 2,942 shares held under the Company's Employee Stock Ownership Plan; and 8,596 shares, 8,896 shares, 2,620 shares and 20,112 shares held under the Company's Employees' Profit-Sharing-Retirement Plan. Included in the shares beneficially owned by Messrs. Hagan and Noonan are 82,828 shares and 18,909 shares, respectively, held with his spouse as trustees of their living trust, in each case with shared voting and investment power.

                                     ITEM 1

                             ELECTION OF DIRECTORS

NOMINEES AND CONTINUING DIRECTORS

     The term of office of the Class I directors of the Company's classified Board of Directors expires at the Annual Meeting. The Board of Directors has nominated the individuals designated below for election as Class I directors at the Annual Meeting, each to serve for a three-year term expiring at the 2000 Annual Meeting of Shareholders and until his successor has been duly elected and qualified. Each nominee presently serves as a Class I director of the Company. Unless otherwise instructed, proxy holders will vote the proxies received by them for the election of the Board's nominees. The proxies may be voted for a substitute nominee or nominees in the event one or more of the Board's nominees shall be unable to serve for any reason or be withdrawn from nomination, a contingency not now anticipated.

     Set forth below is certain information concerning each of the nominees, the three Class II directors whose term of office expires at the 1998 Annual Meeting of Shareholders and the three Class III directors whose term of office expires at the 1999 Annual Meeting of Shareholders, including the number of shares of Common Stock beneficially owned by each of them as of March 31, 1997. The only directors who beneficially owned one percent or more of the outstanding shares of Common Stock as of that date were Messrs. Churm (4.8%), Hagan (3.7%) and Noonan (1.5%); for additional information concerning Messrs. Hagan's and Noonan's beneficial ownership, see "General Information." The shares beneficially owned by Messrs. Bright, Chase, Cvengros, Threshie, Ranck and Shepherd include shares acquired by each of them, in lieu of their annual cash Board retainer, under the Company's 1993 Non-Employee Directors' Stock Compensation Plan described below. Except as otherwise indicated, beneficial ownership includes both voting and investment power.

                                                                                           SHARES
                                                                   DIRECTOR             BENEFICIALLY
                  NAME                           POSITION           SINCE       AGE        OWNED
----------------------------------------  -----------------------  --------     ---     ------------
NOMINEES:
  Class I
     Terrence A. Noonan.................  Director and President     1991       59         137,299
     R. David Threshie*.................  Director                   1990       65          13,423
     Bruce E. Ranck*....................  Director                   1994       48           3,905
CONTINUING DIRECTORS:
  Class II
     Cochrane Chase*....................  Director                   1979       65           9,473
     H. David Bright**..................  Director                   1982       62           3,173
     William C. Shepherd**..............  Director                   1995       58           1,213
  Class III
     J. Michael Hagan...................  Chairman of the Board      1980       57         338,267
     Peter Churm........................  Chairman Emeritus          1963       71         430,760
     William D. Cvengros**..............  Director                   1987       48           3,173

---------------

 * Member of Audit Committee

** Member of Compensation Committee

NOMINEES

  Class I

     TERRENCE A. NOONAN was elected President of the Company in June 1991, having previously served as an Executive Vice President from 1989 to June 1991 and as a Vice President from

May 1987, when he joined the Company, to 1989. Prior to joining the Company, he served as a Group General Manager of Eaton Corporation, a diversified manufacturing company. Mr. Noonan also is a director of Haskel International, Inc.

     R. DAVID THRESHIE has served since 1979 as Publisher and Chief Executive Officer of the Orange County Register, a division of Freedom Communications, Inc., an integrated communications company. The shares of Common Stock beneficially owned by Mr. Threshie include 11,000 shares held of record by Mr. Threshie as Trustee of the Threshie Family Trust, Part A.

     BRUCE E. RANCK has served as a director since March 1990 and the President and Chief Executive Officer since October 1995 of Browning-Ferris Industries, Inc., a waste services provider ("BFI"). He had served as President and Chief Operating Officer since November 1991 and Executive Vice President (Solid Waste Operations - North America) from October 1989 to November 1991, having previously served as a Regional Vice President for more than five years. Mr. Ranck also is a director or trustee of several educational and charitable organizations.

CONTINUING DIRECTORS

  Class II

     COCHRANE CHASE currently is retired. Prior to his retirement in 1988, he served for 21 years as Chairman of the Board of Cochrane Chase, Livingston & Company, Inc., an advertising, marketing and public relations firm. The shares of Common Stock beneficially owned by Mr. Chase include 7,050 shares held of record by Mr. Chase and his wife as Trustees of the Cochrane and Janis Chase Trust, with shared voting and investment power.

     H. DAVID BRIGHT currently is retired. Prior to his retirement in 1989, he served as Chairman of the Board and Chief Executive Officer of National Education Corporation, a training and educational publishing company, from 1988 to 1989, and as President and Chief Executive Officer from 1978 through 1988. Mr. Bright is a member of the Board of Trustees of Marquette University.

     WILLIAM C. SHEPHERD has been the Chairman of the Board since January 1996 and the President and Chief Executive Officer since January 1992 of Allergan, Inc., a global provider of specialty therapeutic products. Mr. Shepherd joined Allergan in 1966, has served as a director since 1984 and was President and Chief Operating Officer from 1984 to 1992. He also is a director of Ligand Pharmaceuticals Incorporated and Allergan Ligand Retinoid Therapeutics, Inc., as well as the Orange County Performing Arts Center, the National Children's Eye Care Foundation and the Pharmaceutical Partners for Better Health Care. The shares of Common Stock beneficially owned by Mr. Shepherd include 500 shares held of record by Mr. Shepherd and his wife as Trustees of the Shepherd Family Trust, with shared voting and investment power.

  Class III

     J. MICHAEL HAGAN was elected Chairman of the Board of the Company in June 1991, having previously served as President from 1980 to June 1991 and as a Vice President from 1975 to 1980. Mr. Hagan also is a director of Freedom Communications, Inc. and Ameron, Inc.

     PETER CHURM currently is retired. He rendered management consulting services to the Company for five years following his retirement on February 1, 1992. Mr. Churm was named Chairman Emeritus of the Board of Directors in June 1991, having previously served as Chairman of the Board of the Company from 1980 to June 1991 and as President from 1963 to 1980. Mr. Churm also is a director of CKE Restaurants, Inc. and Diedrich Coffee, Inc. The shares of Common Stock beneficially owned by Mr. Churm include 407,374 shares held of record by Mr. Churm as Trustee of the Churm Community Property Trust and 398 shares held for Mr. Churm's account under the Company's Employee Stock Ownership Plan.

     WILLIAM D. CVENGROS has served as President, Chief Executive Officer and a director of PIMCO Advisors L.P., a publicly traded investment management firm, since November 1994. Previously, he served since 1990 as the Vice Chairman and Chief Investment Officer of Pacific Mutual Life Insurance Company, a life insurance and investment company. He joined Pacific Mutual in 1972, and was elected Vice President in 1982, Senior Vice President in 1985 and Executive Vice President in 1986. Mr. Cvengros also is a director of RemedyTemp, Inc. The shares of Common Stock beneficially owned by Mr. Cvengros include 750 shares held by Mr. Cvengros as Trustee of the Cvengros Living Trust.

BOARD OF DIRECTORS' MEETINGS AND COMMITTEES

     During the fiscal year ended February 1, 1997, the Board of Directors met six times. Each director attended at least 75% of all meetings of the Board and the committees on which the director served. The only standing committees of the Board of Directors are described below.

     The Board's Audit Committee, which currently is comprised of Messrs. Ranck (Chairman), Threshie and Chase, held three meetings during the last fiscal year. The Audit Committee reviews the Company's financial reporting and internal operating controls, its Annual Report on Form 10-K and the selection of the Company's independent auditors. It also reviews with the independent auditors the scope and results of the annual audit and the Company's reporting systems and practices and makes recommendations to the Board of Directors with respect to the foregoing.

     The Board's Compensation Committee, which currently is comprised of Messrs. Cvengros (Chairman), Bright and Shepherd, held one meeting during the last fiscal year. The Compensation Committee reviews and recommends to the Board of Directors the remuneration (including salary, bonus, retirement and other benefits) to be paid or made available to officers and key employees, reviews benefit programs available to all employees and administers certain of the Company's employee benefit plans.

COMPENSATION OF DIRECTORS

     Each director who is not an employee of the Company is paid $15,400 per year, plus $1,100 for each Board meeting attended and $1,000 for each Committee meeting attended. A Committee Chairman is paid an additional $3,500 per year.

     In November 1993, the Board adopted the 1993 Non-Employee Directors' Stock Compensation Plan ("Plan"). The Plan provides non-employee directors with the opportunity to acquire Common Stock of the Company in lieu of their annual cash retainer. Eligible directors make an election to receive their annual retainer payable for the one-year term commencing on the date of the next Annual Shareholders Meeting in (i) cash, (ii) restricted shares of the Company's Common Stock, or (iii) hypothetical stock "units" which are converted to shares of the Company's Common Stock upon distribution from the Plan following the director's termination as a member of the Board or the expiration of some other fixed period specified by the director, whichever occurs sooner. The number of restricted shares or stock units which an eligible director receives is determined by dividing the director's annual retainer by the fair market value of the Company's Common Stock on the date of the Annual Shareholders Meeting, and by then multiplying that number by 1.1. In effect, this provides an incentive for participating directors to increase their ownership of the Company's Common Stock by enabling them to obtain shares at a discount of 9.09%. The shares acquired under the Plan are nonforfeitable, but are subject to significant restrictions on transferability for five years from the date of award, unless the director ceases to be a member of the Board. The Plan provides that upon the occurrence of certain "events" similar to those described below under "Executive Compensation - Change in Control Agreements," the restrictions on transferability applicable to shares issued under the Plan immediately lapse. As of March 31, 1997, Messrs. Bright, Chase, Cvengros and Threshie each has acquired 2,423 restricted shares, Mr. Ranck has acquired 1,405 restricted shares and Mr. Shepherd has acquired 713 restricted shares, under the Plan.

     Peter Churm, the Chairman Emeritus of the Board, provided management consulting services to the Company for five years following his retirement on February 1, 1992. Mr. Churm was paid $76,800 for those services during the last fiscal year and was reimbursed for business related expenses incurred in the performance of those services. As part of this arrangement, the Company also paid approximately $3,900 for general medical insurance coverage for Mr. Churm and his wife and reimbursed them for approximately $4,200 of uninsured out-of-pocket medical expenses and approximately $4,900 of personal tax consulting services.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Company's Chairman, J. Michael Hagan, serves as a member of the Compensation Committee of Freedom Communications, Inc., a private, family owned, integrated communications company. R. David Threshie, a director of the Company, is an executive officer of Freedom Communications, Inc. Mr. Threshie has never been a member of the Company's Compensation Committee.

                             EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee (the "Committee") of the Board of Directors of the Company is comprised of non-employee independent directors, none of whom has any interlocking or other relationships with the Company that would call into question their independence as Committee members. The Compensation Committee reviews, administers and monitors the Company's executive compensation plans, policies and programs.

  Executive Compensation Philosophy and Principles

     The executive compensation philosophy of the Company is to link compensation with enhancement of shareholder value, as measured by improvements in Economic Value Added ("EVA") and the Company's stock price. According to empirical stock market research by Stern Stewart & Co., the nationally recognized corporate financial advisory firm that developed the measure ("Stern Stewart"), EVA(R) has a stronger correlation with shareholder value than all other financial performance measures. As a result, the Committee believes that the Company has aligned the financial interests of the executive officers with those of the Company's shareholders.

     The principles followed by the Committee to implement the executive compensation philosophy are (i) to provide a cash compensation package consisting of competitive base salary levels and incentive opportunities that are linked to corresponding levels of performance as measured by EVA and (ii) to grant stock option incentives which require increases in the Company's stock price in order for executives to realize value and, thus, are tied to the Company's long-term stock performance. The result is a total compensation opportunity largely dependent upon the Company's performance. To measure the effectiveness of the executive compensation program in achieving the foregoing objectives, the Committee uses the services of Stern Stewart and Towers Perrin, an internationally recognized compensation consulting firm (collectively, the "Consultants"), which provide independent expertise and direction on these matters.

     As one of the factors in its consideration of compensation matters, the Committee will continue to consider, to the extent determinable, the anticipated tax consequences to the Company and its executive officers of the levels and forms of executive compensation. The tax consequences of various levels and forms of compensation, including tax deductibility to the Company, may depend upon the timing of payment or vesting or exercise of previously granted rights. In addition, interpretations of and changes in the tax laws and other factors beyond the Committee's control also affect the tax consequences of executive compensation. For these and other reasons, the Committee will not necessarily and in all circumstances limit executive compensation to that level or those forms which would be deductible to the Company for tax purposes. However, the Committee will consider various alternatives for preserving the deductibility of executive compensation to the extent reasonably practicable and consistent with its other compensation objectives.

  Executive Compensation Components

     The Company's executive compensation is based on three principal components, each of which is intended to support the overall compensation philosophy. As a result, substantially more than 50% of the executive officer's total compensation opportunity is at risk and contingent upon the performance of the Company. The three principal components are:

     o BASE SALARY. Base salary ranges are reviewed and established at the beginning of each fiscal year. The Company participates in a broad based compensation study conducted annually by Towers Perrin (the "Towers Perrin Study") to ensure that base salary ranges reflect competitive job market conditions for similar sized companies in terms of sales, employees and related factors. (The Towers Perrin Study covers several of the companies included in the Russell 2000 and some of those in the Russell 2000: Producer Durables indices shown below under "Performance Graph.") Adjustments to actual base salaries are made subjectively pursuant to job performance and relationship to the midpoint range (which is plus or minus 10% of the actual midpoint) of the salary range for the salary grade corresponding to the position and level of responsibilities. The Company's philosophy is to provide a competitive base salary that is within the midpoint range of the applicable salary grade.

     o INCENTIVE COMPENSATION. The incentive compensation opportunity under the Company's EVA incentive compensation plan (the "EVA Plan") contains short-term and long-term components. These components are determined by the achievement of continuous improvement in EVA in relation to self-adjusting criteria that initially were established by the Committee subjectively (consistent with the advice of the Consultants) in connection with the implementation of the EVA Plan. Economic Value Added and the EVA Plan are discussed in more detail below.

     o STOCK OPTIONS. Executive officers are eligible to receive annual grants of stock options, which since fiscal 1988 have been granted as nonqualified stock options. The stock option awards are intended to retain and motivate executive officers to improve long-term stock market performance. Awards generally are granted at the fair market value of the Company's Common Stock at the date of grant, vest in equal installments over a four-year period and have a ten-year term. In connection with the implementation of the EVA Plan, the Company switched from a variable to a "fixed share" annual option grant policy for its executive officers, which it believes provides a stronger incentive to increase shareholder value. Under the fixed share policy, a decline in the stock price is not rewarded by an increase in the number of shares covered by the option grant, and an increase in the stock price is not penalized by a decrease in the number of shares. Rather, the number has remained fixed at a level which, when taken together with the rest of the executive's compensation, currently provides a total compensation opportunity which approximates the midpoint of the Towers Perrin Study for similar sized companies. The fixed share policy (like the EVA bank described below) makes the competitive position of the Company's total compensation opportunities for its executive officers dependent on Company performance. The value of the executive's total compensation opportunities will be above average if the Company does well and below average if it does poorly.

  Economic Value Added and the EVA Plan

     The primary financial objective of the Company is to increase shareholder value. To support that effort the Company uses a financial performance measurement system called Economic Value

Added. EVA is the internal measure of operating and financial performance that, in the opinion of Stern Stewart and the Company, best reflects the change in shareholder value. EVA can be more specifically defined as the economic profit generated by the business, less a charge for the use of capital. Economic profit is an after-tax measure of operating results which differs from normal accounting profit as the consequence of certain adjustments for non-economic charges. The capital charge (or cost of capital) is the weighted average cost of
(i) equity capital based upon a 30-year U.S. Treasury Bond yield plus the product of the average equity risk premium and the business risk index for the Company, and (ii) debt capital equal to the after-tax cost of long-term debt.

     EVA provides a framework within which management can make decisions that will build long-term value for the Company and its shareholders rather than focus on short-term results. The Committee takes the view that the financial marketplace is a competition for scarce capital. Management of the Company is charged with the task of putting that scarce capital to work efficiently to earn the best possible returns. As long as the Company is investing in projects that earn a rate of return higher than its cost of capital, then in accordance with Stern Stewart's view of the fundamental forces which drive the capital markets, investors will earn a return in excess of their required reward and the Company's capital or stock should command a premium in the marketplace.

     There are four key elements to the Company's incentive compensation philosophy which are incorporated into the EVA Plan and are summarized below.

     1. There is only one cash bonus plan, which uses the same measurement system for both short-term and long-term bonuses to provide a more substantial incentive for increasing shareholder value.

     2. Long-range goals, resource allocation decisions, capital expenditures, acquisitions and operating performance are all evaluated in terms of EVA.

     3. EVA targets are separated from the budgetary and strategic planning processes and are set and revised according to a predetermined formula which rewards long-term continuous improvement and penalizes negative performance. Under the formula, the Company's target EVA performance for a fiscal year will be the prior year's target plus 50% of the difference between that target and actual EVA performance if the actual EVA performance equals or exceeds the target or, if it does not, it will be the prior year's target less an amount equal to 30% of the difference between that target and the actual EVA performance.

     4. The potential bonus has no ceiling on the upside and no floor on the downside. Individual target incentive awards (also called "current bonuses") under the EVA Plan represent up to 80% of the individual's salary for the fiscal year. Bonuses earned in excess of target incentive compensation are considered exceptional and are "banked forward" (i.e., deferred) with their full payout contingent upon continued successful performance. No interest is earned on the deferred amount and the participant has no vested right to receive it. Negative performance can eliminate these contingent amounts and create a negative bank balance which will be offset against any future bank payments.

     The Company's incentive compensation has been determined using the concepts of Economic Value Added since fiscal 1993. Following a review by the Consultants of the EVA Plan's first year of operations, the Committee elected to make certain modifications to the EVA Plan effective for fiscal 1994. Those modifications increased the difficulty of receiving incentive compensation by reducing the compensation paid for a given level of performance. In addition, the current bonus portion payable in a fiscal year was reduced from 150% to 100% of target incentive compensation, thereby increasing the long-term incentive component.

     The objectives underlying the EVA incentive compensation program are to more closely link incentive awards to value added for shareholders, and to provide a culture of performance and ownership among the Company's managers and senior executives. This requires management to share some of the Company's business risk with shareholders, provides the opportunity for the upside potential that results from the creation of value and, as a result, helps managers think like owners. Accordingly, the program rewards long-term continuous improvements in shareholder value.

  CEO Compensation

     J. Michael Hagan, the Chief Executive Officer of the Company, received a base salary of $375,000 in fiscal 1996. The Committee subjectively increased Mr. Hagan's base salary to $390,000 for fiscal 1997, which was below the midpoint of the Towers Perrin Study.

     For fiscal 1997, Mr. Hagan was paid a current bonus of $312,000 pursuant to the terms of the EVA Plan and an additional $405,600 was banked forward. In addition, he received a long-term bonus of $149,549 that was distributed out of his EVA bank pursuant to the terms of the EVA Plan.

     Mr. Hagan was awarded 35,000 shares of nonqualified stock options during fiscal 1997 at an exercise price of $19.75 per share, which was the price of the Company's stock on the date of the grant. The options vest over four years and have a term of ten years. This award is consistent with the Company's fixed-share stock option policy discussed above.

                                          William D. Cvengros (Chairman)
                                          H. David Bright
                                          William C. Shepherd

SUMMARY COMPENSATION TABLE

     The following table sets forth certain compensation paid or accrued for the fiscal year ended February 1, 1997 and the two prior fiscal years to the individuals who were executive officers of the Company during the fiscal year.

                           SUMMARY COMPENSATION TABLE

                                                                           LONG-TERM COMPENSATION
                                                                      ---------------------------------
                                                                              AWARDS
                                                                      ----------------------
                                          ANNUAL COMPENSATION                     SECURITIES   PAYOUTS
                                   ---------------------------------  RESTRICTED  UNDERLYING  ---------
                                                        OTHER ANNUAL    STOCK      OPTIONS/     LTIP     ALL OTHER
   NAME AND PRINCIPAL               SALARY      BONUS   COMPENSATION   AWARD(S)      SARS      PAYOUTS  COMPENSATION
        POSITION         YEAR(A)    ($)(B)     ($)(B)      ($)(C)       ($)(D)       (#)         ($)       ($)(E)
------------------------ --------  ---------  --------- ------------  ----------  ----------  --------- ------------
J. Michael Hagan           1997    $ 390,000  $ 312,000   $  3,648        $0        35,000    $ 149,549    $7,036
Chairman of the Board &    1996    $ 375,000  $ 300,000   $  3,530        $0        35,000    $ 219,824    $5,856
Chief Executive Officer    1995    $ 360,000  $ 288,000   $  4,361        $0        35,000    $ 143,746    $5,707

Terrence A. Noonan         1997    $ 315,000  $ 220,500   $ 85,186        $0        21,000    $ 101,783    $7,104
President & Chief          1996    $ 315,000  $ 220,500   $ 77,108        $0        21,000    $ 149,366    $5,874
Operating Officer          1995    $ 291,000  $ 203,700   $ 68,942        $0        21,000    $  92,500    $5,941

Monty A. Houdeshell        1997    $ 225,750  $ 135,450   $ 45,369        $0         9,000    $  65,504    $7,005
Vice President &           1996    $ 225,750  $ 135,450   $  8,691        $0         9,000    $  96,224    $5,950
Chief Financial Officer    1995    $ 215,000  $ 129,000   $ 42,513        $0         9,000    $  61,028    $6,423

---------------

 (A) Fiscal year ended on or about January 31.

 (B) Amounts shown include cash compensation earned and received by the executive officers, as well as amounts earned but deferred at their election.

 (C) The amounts shown in this column for Mr. Hagan represent tax reimbursements. The amounts shown for Mr. Noonan for fiscal 1995, 1996 and 1997 include tax reimbursements ($6,763, $2,717 and $2,730, respectively) and the estimated value ($45,038, $58,170 and $64,470, respectively) of a relocation loan made to him in July 1992. The amounts shown for Mr. Houdeshell include (i) for fiscal 1995, 1996 and 1997, tax reimbursements ($6,986, $8,691 and $8,435, respectively), (ii) for fiscal 1995 and 1997, the value ($10,338 and $10,365, respectively) for federal income tax purposes of the personal use of his Company automobile and (iii) for fiscal 1997, reimbursements ($12,563) for certain expenses under the Company's supplemental medical reimbursement plan. Mr. Houdeshell's fiscal 1995 and 1997 amounts and all of Mr. Noonan's amounts also include the estimated value of certain other personal benefits received during the respective fiscal years that were generally available to executive officers, including amounts allocated for the use of Company automobiles and reimbursements for certain expenses under the Company's supplemental medical reimbursement plan. No information is presented concerning the value of the personal benefits provided to Mr. Houdeshell in fiscal 1996 or to Mr. Hagan during any of the fiscal years presented, because such value does not exceed the lesser of $50,000 or ten percent of the executive officer's salary and bonus for the fiscal year.

 (D) There are no outstanding grants of restricted stock to any of the named executive officers.

 (E) Amounts shown represent Company contributions to defined contribution plans.

STOCK OPTIONS

     The following tables set forth information in respect of the individuals named in the Summary Compensation Table concerning stock option grants and exercises during fiscal 1997 and unexercised options held as of the end of that fiscal year.

                     OPTION GRANTS IN LAST FISCAL YEAR (A)

                                 INDIVIDUAL GRANTS
-----------------------------------------------------------------------------------
                            NUMBER OF                                                   GRANT DATE
                            SECURITIES       % OF TOTAL                                   VALUE
                            UNDERLYING        OPTIONS       EXERCISE                   ------------
                             OPTIONS         GRANTED TO      OR BASE                    GRANT DATE
                             GRANTED        EMPLOYEES IN      PRICE      EXPIRATION      PRESENT
          NAME                (#)(B)        FISCAL YEAR     ($/SH)(C)       DATE       VALUE ($)(D)
------------------------- --------------   --------------   ---------    ----------    ------------
J. Michael Hagan.........     35,000            25.6         $ 19.75        3/18/06      $353,150
Terrence A. Noonan.......     21,000            15.4         $ 19.75        3/18/06      $211,890
Monty A. Houdeshell......     9,000             6.6          $ 19.75        3/18/06      $ 90,810

---------------

(A) No SARs were granted to any of the named executive officers during the last fiscal year.

(B) The options are exercisable in incremental amounts equal to 25% of the underlying shares of Common Stock on each anniversary of the grant date, with full vesting occurring on the fourth anniversary date. The options were granted for a term of 10 years, subject to earlier termination in certain events related to termination of employment. Under the terms of the Company's 1982 Stock Incentive Plan, the Compensation Committee retains discretion, subject to plan limits, to modify the terms of outstanding options and to reprice the options.

(C) Subject to certain conditions, the exercise price may be paid by delivery of already owned shares and the tax withholding obligations related to exercise may be paid by offset of the underlying shares.

(D) These values were calculated using the Black-Scholes option pricing model. The Black-Scholes model is a complicated mathematical formula which is widely used and accepted for valuing traded stock options. The model is premised on immediate exercisability and transferability of the options, which is not the case for the Company's options granted to executive officers. Therefore, the values shown are theoretical and are not intended to reflect the actual values the recipients may eventually realize. Any ultimate value will depend on the market value of the Company's stock at a future date. In addition to the stock price at time of grant and the exercise price, which are identical, and the ten-year term of each option (with exercise assumed to occur at the end of such term), the following assumptions were used to calculate the values shown: (i) expected dividend yield of 1.22%, which is the yield of the Company's Common Stock as of the grant date; (ii) expected stock price volatility of .365, which is the volatility for the total shareholder return of the Company's Common Stock for the seven years prior to the grant date; and (iii) risk-free rate of return of 6.51%, which is equal to the yield as of the grant date on zero-coupon U.S. Government bonds with a remaining term equal to the expected life of the options.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR END OPTION VALUES(A)

                                                         NUMBER OF SECURITIES
                                                        UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                               SHARES                   OPTIONS AT FISCAL YEAR        IN-THE-MONEY OPTIONS AT
                             ACQUIRED ON    VALUE              END(#)(D)               FISCAL YEAR END($)(C)
                              EXERCISE     REALIZED   ---------------------------   ---------------------------
            NAME               (#)(B)       ($)(C)    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
---------------------------- -----------   --------   -----------   -------------   -----------   -------------
J. Michael Hagan............    16,999     $206,113     210,949         87,500      $ 2,213,855     $ 447,344
Terrence A. Noonan..........    10,111     $107,645      90,764         52,500      $   869,397     $ 268,407
Monty A. Houdeshell.........        --           --      79,625         23,250      $   834,329     $ 119,438

---------------

(A) No information is presented concerning SARs because none has been granted by the Company.

(B) The options covering these shares were granted to Mr. Hagan in June 1987 and to Mr. Noonan in March 1988 at per share exercise prices of $9.75 and $11.1667, respectively, representing the fair market value of the underlying Common Stock at the date of grant.

(C) Calculated based upon the market value of the underlying Common Stock at the exercise date (from $21.50 to $21.875 per share) or fiscal year end ($23.875 per share), as the case may be, minus the exercise price.

(D) The unexercisable options vest over the next four years, but will become immediately vested in the event of the holder's retirement or death.

LONG-TERM INCENTIVE COMPENSATION

     Under the EVA Plan described above under "Compensation Committee Report on Executive Compensation," executive officers and other key employees are eligible to receive certain long-term incentive compensation based upon the Company's EVA performance. There is no limitation on the total incentive compensation that a participant may earn for a fiscal year under the EVA Plan. However, a participant is only eligible to receive his or her target bonus for a given fiscal year; any balance is deferred. The deferred amount is accrued by the Company and banked forward in an EVA incentive compensation bank ("Bank") maintained for the participant for a possible future payment by the Company. No interest is earned on the deferred amount and the participant has no vested right to receive the deferred amount. Rather, the distribution and unconditional vesting of the Bank are subject to future positive EVA performance.

     At the end of each fiscal year for which performance is being measured under the EVA Plan, a participant is eligible to receive a payment from the Bank equal to one-third of (i) the participant's beginning Bank balance for the fiscal year less (ii) any reductions to the Bank resulting from negative EVA performance for the fiscal year. Negative Bank balances are carried forward to be offset by any future additions to the Bank.

     The amounts of contingent incentive compensation awarded to the individuals named in the Summary Compensation Table for fiscal 1997 that were banked forward and accrued by the Company, their "LTIP Payouts" from the Bank which also are shown in the Summary Compensation Table and their current Bank balances, are as follows:

                                 EVA PLAN BANK

                                                      FISCAL YEAR ENDED FEBRUARY 1, 1997
                                                 ---------------------------------------------
                                                 BEGINNING      LTIP      AMOUNTS      ENDING
                     NAME                         BALANCE     PAYOUTS      BANKED     BALANCE
-----------------------------------------------  ---------    --------    --------    --------
J. Michael Hagan...............................  $ 448,648    $149,549    $405,600    $704,699
Terrence A. Noonan.............................    305,348     101,783     286,650     490,215
Monty A. Houdeshell............................    196,512      65,504     176,085     307,093

RETIREMENT PLAN

     The following table shows the estimated annual benefit payable (rounded to the nearest thousand and before giving effect to the benefit reductions described below) upon retirement to participants in the Company's Supplemental Executive Retirement Plan at the specified compensation and years-of-service classifications.

                               PENSION PLAN TABLE

                                                                    YEARS OF SERVICE
                     3-YEAR AVERAGE                       ------------------------------------
                     REMUNERATION*                           5            10        15 OR MORE
--------------------------------------------------------  --------     --------     ----------
  $300,000..............................................  $ 50,000     $100,000      $ 150,000
   350,000..............................................    58,000      117,000        175,000
   400,000..............................................    67,000      133,000        200,000
   450,000..............................................    75,000      150,000        225,000
   500,000..............................................    83,000      167,000        250,000
   550,000..............................................    92,000      183,000        275,000
   600,000..............................................   100,000      200,000        300,000
   650,000..............................................   108,000      217,000        325,000
   700,000..............................................   117,000      233,000        350,000
   750,000..............................................   125,000      250,000        375,000
   800,000..............................................   133,000      267,000        400,000
   850,000..............................................   142,000      283,000        425,000
   900,000..............................................   150,000      300,000        450,000
   950,000..............................................   158,000      317,000        475,000

---------------

* Represents the average annual compensation paid for the three highest compensation years during the five calendar years preceding retirement.

     The compensation covered by the plan (which generally will not be the same as the fiscal year amounts reported in the "Annual Compensation" columns of the Summary Compensation Table) is the aggregate calendar year earnings included in the participant's income for federal tax purposes plus any compensation deferred by the participant, but excluding any amounts associated with nonrecurring payments such as moving expenses, long-term incentive plan payouts and stock option exercises. The three-year average remuneration under the plan as of the end of the last calendar year for J. Michael Hagan, Terrence A. Noonan and Monty A. Houdeshell was approximately $857,000, $640,000 and $389,000, respectively.

     The benefit is reduced by the Company-provided portion of the benefit payable from the Company's Employees' Profit-Sharing-Retirement Plan, the benefit payable from Social Security and any other benefit payable to the participant from any tax-qualified retirement plan. Benefits become payable at age 65 and are paid in an annuity over the life of the participant. If the participant dies after retirement and leaves a surviving spouse, the surviving spouse receives an annuity of 50% of the amount the participant was receiving. If the participant dies before retirement and leaves a surviving spouse, the surviving spouse receives as a death benefit an annuity of 50% of the annual earnings of the participant immediately before death. A participant is not vested in his or her benefit for the first five years of service, but then becomes vested gradually between the sixth and fifteenth years of service, with full vesting after fifteen years of service. The years of credited service through February 1, 1997 for Messrs. Hagan, Noonan and Houdeshell are 29, 23 and 9 years, respectively.

PERFORMANCE GRAPH

     The following graph compares the five-year cumulative total return on the Company's Common Stock to the total returns on the Russell 2000 and the Russell 2000: Producer Durables. This comparison assumes in each case that $100 was invested on January 31, 1992 and all dividends were reinvested. The Company's fiscal year ends on or about January 31.

        Measurement Period                                                     RUSSELL 2000:
      (Fiscal Year Covered)            FURON COMPANY       RUSSELL 2000      PRODUCER DURABLES
1992                                               100                 100                 100
1993                                            113.90              113.23               98.26
1994                                            126.04              134.32              114.14
1995                                            171.48              126.25              106.10
1996                                            143.71              164.05              142.39
1997                                            186.25              195.14              171.70

CHANGE IN CONTROL AGREEMENTS

     Each executive officer has a change in control agreement with the Company that provides for the payments described below if the executive officer's employment is terminated while the agreement is in effect within six months before or within up to three years following certain "events." The amounts are not payable, however, if the termination of employment was due to death or disability, by the Company for cause, or by the executive officer without good reason upon the terms provided in the agreement.

     The "events" that trigger payments under the change in control agreements include (1) the dissolution or liquidation of the Company, (2) certain mergers, consolidations or reorganizations of the Company, (3) certain sales or transfers of substantially all of the Company's business or assets, and (4) a "change in control," which is deemed to include (a) the acquisition of 20% or more of the outstanding voting securities of the Company by certain persons (other than the executive officer acting individually or as part of a group or any employee benefit or stock plan of the Company) and (b) certain changes in the membership of the Board of Directors of the Company.

     The payments under the change in control agreements are (1) if the executive officer has not been paid his or her incentive compensation for the fiscal year preceding termination of employment, an amount equal to the highest of the three preceding total incentive compensation payments made to the executive officer in respect of a fiscal year (the "Incentive Payment"), plus
(2) a pro rata share (based upon the portion of the fiscal year preceding the termination of employment) of the Incentive Payment, plus (3) three (for Messrs. Hagan and Noonan) or two (for all other executives) times the sum of (a) the executive officer's highest annual base salary within the two years prior to termination of employment, and (b) the Incentive Payment. In addition, an executive officer who is eligible for the above cash payments is entitled to continued participation in the Company's life, health, accident and disability insurance plans for up to two or, for Messrs. Hagan and Noonan, three years following termination of employment. Furthermore, in the event of termination following an "event" for any reason other than by the Company for cause, the executive officer is entitled to purchase his Company car at its then wholesale value and to retain any existing club memberships upon reimbursement of the membership costs to the Company, and no relocation loan to such executive officer will be accelerated. Payments to an executive officer under the change in control agreement will be increased ("grossed up") to the extent necessary to offset any resulting federal or state excise taxes.

     In the event of the occurrence of an "event" triggering cash payments under the change in control agreements and assuming termination of employment on March 31, 1997, the aggregate estimated cash payments (excluding any gross-up amount paid to offset any excise taxes) to J. Michael Hagan, Terrence A. Noonan and Monty A. Houdeshell would be approximately $2,906,000, $2,176,000 and $982,000, respectively.

ACCELERATION OF BENEFITS

     The Company's Supplemental Executive Retirement Plan, 1982 and 1995 Stock Incentive Plans and Economic Value Added (EVA) Incentive Compensation Plan all provide for the vesting of certain benefits upon the happening of certain "events" similar to those described above under "Change in Control Agreements." If an "event" occurs, then (1) all outstanding stock options, restricted stock and other awards under the 1982 and 1995 Stock Incentive Plans become immediately vested, (2) all benefits under the Supplemental Executive Retirement Plan are paid immediately in a cash lump sum, with such benefits to be determined based upon the greater of the employee's actual years of service (up to 15 years) or 10 years of service and (3) the Bank balance under the Economic Value Added (EVA) Incentive Compensation Plan is immediately payable.

RELOCATION ARRANGEMENTS

     The Company has outstanding loans to two of its executive officers which were made to enable them to purchase their current residences in connection with their relocations to the Company's headquarters in California. The Company loaned Monty A. Houdeshell $325,000 in June 1988 and Terrence A. Noonan approximately $700,000 in July 1992. Each of the loans is non-interest bearing for the first six years of its twelve-year term and is secured by a second trust deed on the residence. Mr. Houdeshell's loan now bears annual interest until maturity at the same rate as is charged from time to time under the first trust deed on the residence, which resulted in approximately $24,000 of accrued interest for the fiscal year ended February 1, 1997. Mr. Noonan's loan will bear interest for the final six years of its term at a rate based on the appreciation rate of the property, with principal and interest due at maturity.

                                     ITEM 2

                      APPOINTMENT OF INDEPENDENT AUDITORS

     In recognition of the important role of independent auditors, the Board of Directors has determined that its selection of the independent auditors for the Company should be submitted to the Company's shareholders for ratification. The Board of Directors has appointed Ernst & Young LLP to serve as the Company's independent auditors for the fiscal year ending January 31, 1998, subject to ratification by the holders of a majority of the shares represented either in person or by proxy at the Annual Meeting. In the event that the shareholders do not approve Ernst & Young LLP as the independent auditors, the selection of another independent auditor will be considered by the Board of Directors.

     Ernst & Young LLP has served as the Company's independent auditors since 1973. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and will have the opportunity to respond to appropriate questions and to make a statement if he or she desires.

                             ADDITIONAL INFORMATION

PROPOSALS OF SHAREHOLDERS

     All proposals of shareholders intended to be presented at the Company's 1998 Annual Meeting of Shareholders must be received by the Secretary of the Company at the address set forth under "General Information -- Proxy" before December 31, 1997, if they are to be considered for possible inclusion in the Company's proxy statement and form of proxy relating to the meeting.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     During the fiscal year ended February 1, 1997, Peter Churm inadvertently filed a report on Form 4 late relating to a transaction in the Company's Common Stock. Mr. Churm's transaction was the sale of 1,140 shares in December 1996 in connection with a forced distribution from his individual retirement account
(IRA).

OTHER BUSINESS

     The Board of Directors is unaware of any other business to be presented for consideration at the Annual Meeting. If, however, other business should properly come before the Annual Meeting, the proxies will be voted in accordance with the best judgment of the proxy holders.

     This Proxy Statement is accompanied or preceded by the Company's Annual Report to Shareholders and Form 10-K for the fiscal year ended February 1, 1997, which includes financial statements for the year.

                                            By Order of the Board of Directors

                                                      FURON COMPANY
                                                  /s/ DONALD D. BRADLEY
                                                    Donald D. Bradley
                                              General Counsel and Secretary

April 30, 1997
Laguna Niguel, California

FURON LOGO

April 30, 1997


                          Re:  Voting Cards for Annual
                               Meeting of Shareholders
                               -----------------------

Dear Plan Participant:

        Enclosed are Furon Company's proxy solicitation materials for this year's Annual Meeting of Shareholders. Since you fall within two or more of the categories listed below, we need to request a separate voting card for each category that applies to you. In an effort to minimize costs and avoid duplication in connection with the Annual Meeting, we have enclosed separate voting cards for each of your categories rather than send you multiple sets of materials. (For example, if you fall within category nos. 1 and 3, two cards will be enclosed -- a white proxy card and a buff confidential voting instructions card. If categories 2 and 3 apply to you, two confidential voting instructions cards will be enclosed -- one light yellow and one buff. And so on.)

        The possible categories and related voting cards are as follows:

                                                     Voting Card
                                                ---------------------
    Category                                    Type            Color
    --------                                    ----            -----
1.  Record Holder of Furon                      Proxy           White
    Common Stock as of
    April 14, 1997.

2.  Participant in the Furon                    Confidential    Light
    Company Employees'                          Voting          Yellow
    Profit-Sharing-Retirement                   Instructions
    Plan (401(k) Plan) with
    All or a Portion
    of Your Account Invested
    in Furon Common Stock
    as of April 14, 1997.

3.  Participant in the Furon                    Confidential    Buff
    Company Employee Stock                      Voting
    Ownership Plan (ESOP) as of                 Instructions
    April 14, 1997.

        IN ORDER TO ASSURE THAT ALL OF THE SHARES WHICH YOU ARE ENTITLED TO VOTE OR DIRECT THE VOTE AS OF APRIL 14, 1997 (THE RECORD DATE FOR THE ANNUAL MEETING) ARE VOTED AT THE MEETING, PLEASE COMPLETE, SIGN AND DATE EACH CARD ENCLOSED IN ACCORDANCE WITH THE INSTRUCTIONS PRINTED THEREON, AND PROMPTLY RETURN ALL OF THE CARDS IN THE ENCLOSED ENVELOPE TO THE BANK OF NEW YORK, WHO WILL TABULATE THE PLAN VOTES ON A CONFIDENTIAL BASIS.

                                                Sincerely,

                                                [SIG]

                                                Donald D. Bradley
                                                General Counsel
                                                and Secretary

WHITE CARD


                                 FURON COMPANY

                                   P R O X Y

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


        The undersigned appoints J. Michael Hagan and Donald D. Bradley, and each of them, proxies with full power of substitution, to vote all shares of Common Stock of Furon Company (the "Company") held of record by the undersigned as of April 14, 1997, the record date with respect to this solicitation, at the Annual Meeting of Shareholders of the Company to be held at The Center Club, 650 Town Center Drive, Costa Mesa, California on Tuesday, June 3, 1997, at 9:00 a.m., local time, and at any adjournment thereof, upon the matters set forth on the reverse side hereof, as more fully described in the accompanying proxy statement.

        THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS (1) AND (2) ON THE REVERSE SIDE HEREOF.

                                   (Continued and to be signed on reverse side)

                                                FURON COMPANY
                                                P.O. BOX 11272
                                                NEW YORK, N.Y. 10203-0272

WHITE CARD


[ ]


1. ELECTION OF DIRECTORS

    *FOR all nominees [ ]   WITHHOLD AUTHORITY to vote [ ]   *EXCEPTIONS [ ]
     listed below           for all nominees listed below

   Nominees Class I: Terrence A. Noonan, R. David Threshie and Bruce E. Ranck *(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE,
    MARK THE "FOR" AND "EXCEPTIONS" BOXES AND WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)
    Exceptions________________________________________________________________

2. Proposal for ratification of the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending January 31, 1998.

       FOR [ ]              AGAINST [ ]               ABSTAIN [ ]

3. In accordance with the discretion of the proxy holders, to act upon such other matters as may properly come before the meeting and at any adjournment thereof.

    Please check box  [ ]  if you plan to attend the Annual Meeting.


                                                Address Change
                                                and/or Comments    [ ]


                                        Dated _____________________, 1997

                                        _______________________________________

                                        _______________________________________
                                        Signature or Signatures of Shareholders
                                        (Your signature should conform to your
                                        name as printed hereon. Co-owners
                                        should all sign.)

                                        VOTES MUST BE INDICATED (x) IN BLACK
PLEASE SIGN, DATE AND RETURN THIS       OR BLUE INK.      [ ]
CARD PROMPTLY USING THE ENCLOSED
ENVELOPE.

LIGHT YELLOW CARD


                        CONFIDENTIAL VOTING INSTRUCTIONS

          TO: Fidelity Management Trust Company, as Trustee under the
            Furon Company Employees' Profit-Sharing-Retirement Plan


        Under the provisions of the trust relating to the Furon Company Employees' Profit-Sharing-Retirement Plan, Fidelity Management Trust Company (FMT Co.), as Trustee, is required to request your confidential instructions as to how your proportionate interest in the shares of Furon Company Common Stock held under the Plan is to be voted at the Annual Meeting of Shareholders to be held on Tuesday, June 3, 1997, and at any adjournment thereof. Your instructions to FMT Co. will not be divulged or revealed to anyone at Furon Company. You may indicate your instructions to FMT Co. by completing the reverse side hereof, which is a reprint of the proxy card sent to all shareholders.

        THIS CARD WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN, THIS CARD WILL BE VOTED FOR PROPOSALS (1) AND (2) ON THE REVERSE SIDE HEREOF.

                                   (Continued and to be signed on reverse side)

                                                FURON COMPANY
                                                P.O. BOX 11272
                                                NEW YORK, N.Y. 10203-0272

LIGHT YELLOW CARD

    [ ]

1.  ELECTION OF DIRECTORS
    *FOR all nominees [ ]     WITHHOLD AUTHORITY to vote [ ]     *EXCEPTIONS [ ]
     listed below             for all nominees listed below

    Nominees Class I: Terrence A Noonan, R. David Threshie and Bruce E. Ranck *(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE "FOR" AND "EXCEPTIONS" BOXES AND WRITE THAT NOMINEES' NAME IN THE SPACE PROVIDED BELOW.)

    Exceptions
              -----------------------------------------------------------------

2. Proposal for ratification of the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending January 31, 1998.

    FOR  [ ]    AGAINST  [ ]    ABSTAIN  [ ]

3. In accordance with the discretion of the proxy holders, to act upon such other matters as may properly come before the meeting and at any adjournment thereof.




                                                        Address Change
                                                        and/or Comments    [ ]



                                                Dated                     , 1997
                                                      --------------------



                                                --------------------------------
                                                             Signature

                                                VOTES MUST BE INDICATED
                                                (X) IN BLACK OR BLUE INK    [X]


PLEASE SIGN, DATE AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

BUFF CARD


                        CONFIDENTIAL VOTING INSTRUCTIONS

       TO: KEY TRUST COMPANY OF OHIO, N.A., TRUSTEE ("TRUSTEE") UNDER THE EMPLOYEE STOCK OWNERSHIP PLAN ("PLAN") OF FURON COMPANY ("COMPANY")


        The undersigned, as a Participant in the Plan, is entitled to direct the Trustee as to the voting of all shares of the Company's Common Stock allocated to my account under the Plan as of April 14, 1997, the record date for the Company's Annual Meeting of Shareholders to be held on June 3, 1997 ("Annual Meeting"), as well as the portion of the unallocated shares of the Company's Common Stock under the Plan, and the shares allocated to Participants for which the Trustee does not receive timely and proper directions, as to which I am entitled under the Plan to direct the Trustee as to the voting thereof (collectively, the "Shares"). The undersigned hereby directs the Trustee to vote (in person or by proxy) the Shares at the Annual Meeting and any adjournment thereof as indicated on the reverse side hereof.

        PLEASE SIGN AND DATE THIS INSTRUCTION CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. THE PROPERLY EXECUTED INSTRUCTION CARD MUST BE DELIVERED TO THE ADDRESS SPECIFIED BELOW BY THE CLOSE OF BUSINESS ON MAY 30, 1997 TO ENABLE THE TRUSTEE TO VOTE THE SHARES IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED PARTICIPANT. IF THIS INSTRUCTION CARD IS PROPERLY EXECUTED AND TIMELY DELIVERED BUT NO DIRECTION IS GIVEN, THE SHARES WILL BE VOTED FOR PROPOSALS (1) AND (2) ON THE REVERSE SIDE HEREOF.

(Continued and to be signed on reverse side)

                                                FURON COMPANY
                                                P.O. BOX 11272
                                                NEW YORK, N.Y. 10203-0272

BUFF CARD

1.  ELECTION OF DIRECTORS
    *FOR all nominees  [ ]    WITHHOLD AUTHORITY to vote  [ ]    *EXCEPTIONS [ ]
     listed below             for all nominees listed below

    Nominees Class I: Terrence A Noonan, R. David Threshie and Bruce E. Ranck *(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE "FOR" AND "EXCEPTIONS" BOXES AND WRITE THAT NOMINEES' NAME IN THE SPACE PROVIDED BELOW.)

    Exceptions
               ---------------------------------------------------------------

2. Proposal for ratification of the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending January 31, 1998.


    FOR  [ ]      AGAINST  [ ]       ABSTAIN  [ ]



                                                        Address Change
                                                        and/or Comments   [ ]



                                                Dated                     , 1997
                                                      --------------------



                                                --------------------------------
                                                             Signature

                                                VOTES MUST BE INDICATED
                                                (X) IN BLACK OR BLUE INK    [X]


PLEASE SIGN, DATE AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED ENVELOPE.